EXHIBIT 5.4

LETTER OF CONSENT

To:	United States Securities and Exchange Commission

Re:	Encana Corporation ("Encana")
Registration Statement on Form F-10

We hereby consent to the use of and references to our name and our reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana Corporation's petroleum and natural gas reserves and contingent resources, as of December 31, 2013, in the Registration Statement on Form F-10 (File No. 333-196927).

Yours truly,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. Welch
P. A. Welch, P. Eng.
President & Managing Director

Calgary, Alberta
June 27, 2014

2200, Bow Valley Square 3, 255 - 5 Avenue SW. Calgary, AB   T2P  3G6    Tel: (403) 262·5506    Fax: (403) 233·2744    www.mcdan.com